Exhibit 99.1

         TVIA REPORTS SECOND QUARTER FISCAL YEAR 2006 FINANCIAL RESULTS

SANTA CLARA, Calif., Nov. 10 /PRNewswire-FirstCall/ -- Tvia, Inc. (Nasdaq:
TVIA), a leading provider of display processors for the digital and interactive TV market, announced today financial results for the second quarter of fiscal year 2006, ended September 30, 2005.

Revenue for the second quarter of fiscal 2006, ended September 30, 2005, was $1,755,000, compared to $617,000 for the quarter ended September 30, 2004. For the six months ended September 30, 2005, revenues were $2,863,000, as compared to $1,145,000 in the comparable period ending September 30, 2004.

Net loss for the quarter ended September 30, 2005 totaled $2,421,000, or $0.10 per share. Adjusted net loss for the second quarter was $2,031,000 or $0.09 per share, excluding non-cash share-based compensation charges. This compared to the net loss for the comparable quarter ending September 30, 2004 of $1,598,000 or $0.07 per share. Net loss for the six months ended September 30, 2005 was $4,461,000, or $0.19 per share. The adjusted net loss for the six months was $3,790,000 or $0.16 per share, excluding non-cash share-based compensation charges. This compared to the net loss for the comparable period ending September 30, 2004 of $3,123,000, or $0.14 per share. In the first quarter of fiscal year 2006, the Company elected early adoption of FAS 123R, the new accounting rules on stock-based compensation. In accordance with SAB 107, issued March 2005, we present stock-based compensation within the same operating expense line items as cash compensation. The total stock compensation expense recorded in the quarter ended September 30, 2005 is $390,000. The total stock compensation expense recorded in the six months ended September 30, 2005 is $671,000. There is no comparable stock compensation expense recorded in the quarter and six months ended September 30, 2004. Additional expenses which account for the increase in the adjusted net loss related to the establishment of sales and customer support centers in Tokyo Japan, Beijing China, and Shenzhen China. As well as an increase in legal, audit fees and outside services associated with a public company and Sarbanes Oxley compliance.

The operating loss for the quarter ended September 30, 2005 was $2,534,000. The adjusted operating loss (excluding stock-based compensation) was $2,144,000 as compared to an operating loss of $1,698,000 for the quarter ended September 30, 2004. The operating loss for the six months ended September 30, 2005 was $4,672,000. The adjusted operating loss (excluding stock-based compensation) was $4,001,000 compared to an operating loss of $3,322,000, in the comparable period ending September 30, 2004.

In the second quarter of fiscal 2006, Tvia continued to focus on infrastructure and customers' design activity.

We have made great progress with customers in the US, China, Japan & Taiwan. Our TV design kit released to customers during the first quarter is making it easier for our customers to move in to mass production. We have been able to provide our customers with the ability to shorten the design cycle of LCD TV from 9 to 18 months down to 45 days. Our LCD TV design Kit enables customers to complete LCD TV designs for European and US standards and move to production within 2 to 3 months. Customers are using our ShenZhen TV Design Center services and our TV design kit in growing numbers and the backlog to our design services is increasing rapidly.

As a result of the increased customer demand, we plan to expand our support group for customer design, application and software support. We have multiple teams available to provide these services to customers for European & US standards. We expect those customers to quickly move into volume production.

We continue to focus on our financial and operations infrastructure to ensure compliance with the requirements of the Sarbanes Oxley Act, as well as meet the anticipated demand for our products.

We continue to work on the integration of the licensed NTSC & PAL Video decoder technology licensed from Zoran. We also expect to introduce additional integrated products which will include all of our current core technology in addition to ADC and LVDS modules that we have completed and qualified in production.

We continue to conserve our cash to ensure that we have sufficient resources available to accomplish our vision to become a DTV leader, increase revenue, achieve profitability and acquire technology needed in our pursuit of the DTV market.

Management will host a conference call at 2 p.m. Pacific Time on November 10, 2005 to discuss Tvia's results for the quarter ended September 30, 2005. The live audio conference call will be accessible at URL: www.actioncast.acttel.com (event code is 30562), or by calling 303-262-2140, or toll-free at 1-800-218-0204. After the event, a replay of this call will be available by dialing 303-590-3000 (access code 11039987#).

ABOUT TVIA

Tvia, Inc. is a fabless semiconductor company which designs and develops an extensive line of flexible, high-quality digital display processors creating next-generation digital LCD, HD, SD, and progressive-scan TVs, as well as other multimedia related devices. Tvia provides customers with the foundation for building the most cost-effective display solutions on the market. Tvia's processors enhance viewer experience through the simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays. Tvia provides customers the foundation for building the most cost-effective display solutions and at the same time raises the bar by enhancing the viewer experience through simultaneous presentation of multiple, independent media streams, and high resolution graphics on one or more displays. More information about Tvia is available at www.tvia.com.

Information in this release that involves Tvia's expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release include statements as to Tvia's focus, strategy and progress, Tvia's development of new products, the features and benefits of Tvia's products, and product acceptance and introduction by customers. All forward-looking statements included in this release are based upon information available to Tvia as of the date of this release, and Tvia assumes no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences or risks associated with our business are discussed in the Company's Annual Report on Form 10-K for the year ended March 31, 2005 filed on June 17, 2005, and Form 10-Q for the quarter ended June 30, 2005 filed on August 15, 2005, with the Securities and Exchange Commission ("SEC"), and in other reports filed from time to time with the SEC. These risks include, but are not limited to, the slower than anticipated emergence of the interactive television market, our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner, and the extent and duration of the current economic and business environment.

                                   TVIA, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (UNAUDITED)

                                                 For the Three            For the Six
                                                 Months Ended             Months Ended
                                                 September 30,            September 30,
                                           -----------------------   -----------------------
                                              2005         2004         2005        2004
                                           ----------   ----------   ----------   ----------
Revenues:                                  $    1,755   $      617   $    2,863   $    1,145

Cost of revenues:                                 961          351        1,569          643

Gross profit                               $      794   $      266   $    1,294   $      502

 Operating expenses:
    Research and development                    1,252        1,311        2,535        2,510
    Sales and marketing                           722          214        1,263          453
    General and administrative                  1,354          439        2,168          861
    Total operating expenses                    3,328        1,964        5,966        3,824

      Operating loss                       $   (2,534)  $   (1,698)  $   (4,672)  $   (3,322)

    Interest income                               113          100          211          199
Net loss before taxes                          (2,421)      (1,598)      (4,461)      (3,123)

Net loss after taxes                       $   (2,421)  $   (1,598)  $   (4,461)  $   (3,123)

Basic and diluted net loss per share:      $    (0.10)  $    (0.07)  $    (0.19)  $    (0.14)

Weighted shares used in computing
 basic per share net loss                      23,398       22,731       23,295       22,703

                                   TVIA, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (UNAUDITED)

                                             September 30,    March 31,
                                                 2005           2005
                                            --------------   ----------
              ASSETS

 Current Assets:
    Cash and cash equivalents               $        5,850   $    4,078
    Short term investments                          11,116       17,664
    Accounts receivable, net                         1,991          792
    Inventories                                      1,287          598
    Other current assets and prepaid
     expenses                                          931          881
        Total current assets                        21,175       24,013

Property and Equipment, net                            957        1,088
Other Assets                                           180          386

        Total assets                        $       22,312   $   25,487

  LIABILITIES AND STOCKHOLDER'S EQUITY

 Current Liabilities:
    Accounts payable                        $          882   $      302
    Accrued liabilities and other                    1,473        1,738
    Short-term portion of notes
     payable                                           460          460
        Total current liabilities                    2,815        2,500

    Long-term portion of notes
     payable                                           115          345
        Total liabilities                            2,930        2,845

 Total stockholders' equity                         19,382       22,642

        Total liabilities and
         stockholders' equity               $       22,312   $   25,487

SOURCE  Tvia, Inc.
    -0-                             11/10/2005
    /CONTACT: Diane Bjorkstrom, Chief Financial Officer of Tvia, Inc., +1-408-982-8593, or diane@tvia.com/
    /Photo:  http://www.newscom.com/cgi-bin/prnh/20050419/SFTU130LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk photodesk@prnewswire.com/
    /Web site:  http://www.tvia.com /